UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

BLUE DOLPHIN ENERGY COMPANY
(Name of Registrant as specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that an Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Dolphin Energy Company, a Delaware corporation (referred to herein as “Blue Dolphin,” “we,” “us” and “our”), will be held on Friday, December 20, 2019 at 10:00 a.m. Central Time at Blue Dolphin’s principal office located at 801 Travis Street, 21st Floor, Houston, Texas 77002. At the Annual Meeting, stockholders will consider proposals to:

(1)
elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal;
(2)
ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
(3)
transact any other business that may properly come before the Annual Meeting.

Additional information regarding the Annual Meeting is set forth in the accompanying proxy statement. Our Board of Directors (the “Board”) has specified the close of business on November 29, 2019 as the record date (“Record Date”) for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Regardless of whether you plan to attend the Annual Meeting in person, we request that you vote your shares of Blue Dolphin common stock at your earliest convenience in order to ensure that your shares of Blue Dolphin common stock will be represented at the Annual Meeting. Depending on how you hold your shares of Blue Dolphin common stock, options to cast your ballot include the Internet, telephone, or mail. If you have Internet access, we recommend that you record your vote via the Internet.

AVAILABILITY OF PROXY MATERIALS – IMPORTANT NOTICE
Proxy materials are available online https://iproxydirect.com/BDCO

MEETING DETAILS

Location Blue Dolphin Energy Company 801 Travis Street, 21st Floor Houston, Texas 77002	Parking Parking will be validated for attendees that park in the 801 Travis Street parking garage (entrance off Rusk Street).

Proxy Forms
Registered stockholders may vote in person at the Annual Meeting by completing a ballot or by submitting their pre-printed proxy form. Beneficial stockholders that desire to vote in person at the Annual Meeting must obtain a legal proxy form from the brokerage firm, bank, trust or other nominee and present it to the inspector of election with their ballot. The inspector of election at the Annual Meeting has access to the registered stockholder’s list to verify whether a registered stockholder is entitled to vote as of the Record Date. However, the inspector of election does not have access to the control number verification system that brokerage firms, banks, trusts and other nominees use to verify whether a beneficial stockholder is entitled to vote at the Annual Meeting. See “Frequently Asked Questions – 7. How do I vote if I am a beneficial stockholder?” for more information on voting shares held through a brokerage firm, bank, trust or other nominee.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board
December 3, 2019
Houston, Texas

BLUE DOLPHIN ENERGY COMPANY

December 3, 2019

Fellow Stockholders:

We are ending 2019 on a positive note, having made significant progress towards improving our operations and financial stability. For a roughly 2-year period from September 2017 to August 2019, a significant portion of our cash from operations was dedicated to reducing the outstanding balance of the final arbitration award payable to GEL Tex Marketing, LLC (“GEL”), as follows:

(in millions)

Initial payment (September 2017)	$3.7
Interim payments under a letter agreement with GEL (July 2018 to April 2019)	8.0
Settlement payment under the settlement agreement with GEL (May 2019)	10.0
Deferred interim installment payments under the settlement agreement with GEL (June 2019 to August 2019)	0.5

Total payments to GEL	$22.2

Having successfully finalized the settlement with GEL, we realized a $9.1 million gain on the extinguishment of the liability for the three months ended September 30, 2019. Other recent positive milestones include:

Reporting a gross profit of $2.4 million, or a gross margin of approximately 3%, for the three months ended September 30, 2019 compared to gross profit of $1.4 million, or a gross margin of nearly 2%, for the three months ended September 30, 2018. The $1.0 million increase in gross profit between the periods primarily related to higher margins on slightly lower volume in the current period compared to the prior period.

Securing a long-term crude supply contract with Pilot Travel Centers LLC (“Pilot”). The prior agreement with Pilot was month-to-month. In connection with the crude supply contract, Pilot stores its crude oil at the Nixon Facility pursuant to a terminal services agreement. Pilot currently provides us with adequate amounts of crude oil and condensate on favorable terms, and we expect Pilot to continue to do so for the foreseeable future.

I am greatly encouraged by our 2019 achievements, and I am thankful for the ongoing support of our personnel and the faith of our stockholders.

With regards,

Jonathan P. Carroll Chairman of the Board, Chief Executive Officer and President

801 Travis Street, Suite 2100, Houston, Texas 77002
Phone (713) 568-4725 ● Fax (713) 227-7626 ● www.blue-dolphin-energy.com

PROXY STATEMENT BLUE DOLPHIN ENERGY COMPANY

PROCEDURAL MATTERS

General

This proxy statement and accompanying notice and proxy form are being furnished to the stockholders of Blue Dolphin Energy Company (referred to herein as “Blue Dolphin,” “we,” “us” and “our”) in connection with the solicitation of proxies by Blue Dolphin’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

Date, Time and Place

The Annual Meeting will be held on Friday, December 20, 2019 at 10:00 a.m. Central Time at Blue Dolphin’s principal office, which is located at 801 Travis Street, 21st Floor, Houston, Texas 77002.

Purpose

At the Annual Meeting, stockholders are being asked to consider and vote upon proposals to:

(1)
elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal;
(2)
ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
(3)
transact any other business that may properly come before the Annual Meeting.

Record Date; Who Is Entitled to Vote

The Board has fixed the close of business on November 29, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of registered stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten (10) days prior to the Annual Meeting at our principal office, which is located at 801 Travis Street, 21st Floor, Houston, Texas 77002. On the Record Date, there were 12,327,365 shares of our common stock, par value $0.01 per share (the “Common Stock”), outstanding. Stockholders are entitled to one (1) vote per share of Common Stock held on the Record Date on each matter presented at the Annual Meeting.

Material Delivery

This proxy statement, along with its accompanying notice and proxy form, are first being mailed to stockholders on or about December 3, 2019. We are also mailing an insert notifying stockholders that our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”) is available online.

Quorum

The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting and represented in person or by proxy shall constitute a quorum at the Annual Meeting for the transaction of business.

Abstentions and Broker Non-Votes

Abstentions – If a stockholder abstains from voting on a proposal, the shares are considered present and entitled to vote at the Annual Meeting. Therefore, abstentions will count toward determining whether or not a quorum is present. Under Delaware law, a proxy marked “abstain” is not considered a vote cast. Accordingly, an abstention will have no effect on the proposal regarding the election of directors, as the nominees are elected by a plurality of the votes cast. Abstentions on proposals that require the affirmative vote of a majority of the shares entitled to vote and represented at the Annual Meeting, in person or by proxy, will, in effect, be a vote against such matter.

Broker Non-Votes – Broker non-votes occur when brokers, banks or other nominees that hold shares on behalf of beneficial (“street name”) stockholders do not receive voting instructions from the beneficial stockholders prior to the Annual Meeting and do not have discretionary voting authority to vote those shares. Broker non-votes are considered present and entitled to vote at the Annual Meeting. Therefore, broker non-votes will count toward determining whether or not a quorum is present. However, under New York Stock Exchange Rule 452, which has been approved by the Securities and Exchange Commission (the “SEC”), brokers are prohibited from voting shares of Common Stock for which they have not received instructions on non-routine matters, including the election of directors.

Votes Required for Approval

With the exception of the election of directors, our By-Laws, as amended and restated (the “By-Laws”), require an affirmative vote of a majority of the votes cast by the stockholders present, either in person or by proxy, and entitled to vote at the Annual Meeting for the proposal to be approved. The votes required for approval, and the impact of abstentions and broker non-votes for each proposal stockholders are being asked to consider and vote upon are as follows:

Proposal (1) — Election of Directors: You may vote “FOR” any one, or all, of the nominees, or withhold your vote for any one or more of the nominees. As the nominees are elected by a plurality of the votes cast, withheld votes and abstentions will not affect the outcome of this proposal. This proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions; and

Proposal (2) — Ratification of Independent Registered Public Accounting Firm: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of UHY as our independent registered public accountants for the fiscal year ending December 31, 2019. Abstentions will have the same effect as a vote “AGAINST” the ratification. Under applicable SEC rules, this proposal is considered a routine matter and brokers will have the discretionary authority to vote shares of Common Stock for which they have not received instructions.

Voting Your Shares

All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted “FOR” Proposal Nos. (1) and (2).

Revoking Your Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked pursuant to the following actions:

providing written or electronic notice of revocation;

submitting a proxy of a later date; or

voting in person at the Annual Meeting.

A written notice of revocation should be sent to Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. Depending on how you hold your shares, you can submit a proxy of a later date via the Internet, by telephone, by fax, or by mail.
Where to Direct Questions

To assist you with casting your vote, we have attempted to answer key questions you may have as a stockholder related to the proposals you are being asked to consider. Please review the frequently asked questions (FAQs) section, which is included as part of this proxy statement. If you have any additional questions, please contact Blue Dolphin, Investor Relations at (713) 568-4725.

Reimbursement of Solicitation Expenses

Blue Dolphin will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but may also be solicited in person, by telephone or other electronic means by directors, officers and employees of Blue Dolphin in the ordinary course of business, for which they will not receive additional compensation. Blue Dolphin has requested that brokers, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of Common Stock, for which Blue Dolphin will reimburse them for their reasonable out-of-pocket expenses.

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FREQUENTLY ASKED QUESTIONS (“FAQs”)

The FAQs presented in this section are to assist you in understanding the proposals you are being asked to vote upon for the Annual Meeting. The items addressed may not answer all questions that may be important to you as a stockholder. For additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement or contact Blue Dolphin, Investor Relations at (713) 568-4725.

Procedural Matters

1.
Why am I receiving this proxy statement?
You are receiving this proxy statement because you hold shares of Blue Dolphin Common Stock as of the Record Date for the Annual Meeting.

2.
What does it mean if I receive more than one proxy?
If you receive more than one proxy form, it means that you hold shares of Common Stock in more than one account. For example, you may own your shares of Common Stock individually, jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares of Common Stock are voted, you will need to sign and return each proxy form received because they are held in a different form of ownership.

3.
Who is entitled to attend and vote at the Annual Meeting?
If you owned shares of Common Stock as of the close of business on November 29, 2019, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, there were approximately 12,327,365 shares of Common Stock and outstanding.

4.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Friday, December 20, 2019 at 10:00 a.m. Central Time at Blue Dolphin’s principal office, which is located at 801 Travis Street, 21st Floor, Houston, Texas 77002.

5.
What do I need to do now?
After carefully reading and considering the information contained in this proxy statement, please vote your shares of Common Stock as described below. You are entitled to one (1) vote for each share of Common Stock you own as of the Record Date.

6.
How do I vote if I am a registered stockholder?
If your shares of Common Stock are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the stockholder of record or a “registered stockholder.” Registered stockholders may vote as follows: (i) by mail by completing, signing and dating each proxy form received and returning it in the enclosed prepaid envelope, (ii) by fax by completing, signing and dating each proxy form received and faxing to (202) 521-3464, (iii) via the Internet at https://www.iproxydirect.com/BDCO by following the instructions, or (iv) in person by attending the Annual Meeting. If voting by mail, fax, or the Internet, your voting instructions must be received by 11:59 p.m. Eastern/10:59 p.m. Central Time on the date prior to the date of the Annual Meeting. Voting by mail, fax, or the Internet will not prevent you from voting in person at the Annual Meeting. You are encouraged to submit a proxy by mail, fax, or the Internet even if you plan to attend the Annual Meeting in person to ensure that your shares of Common Stock are present in person or represented by proxy at the Annual Meeting.

7.
How do I vote if I am a beneficial stockholder?
If your shares of Common Stock are held by a brokerage firm, bank, trust or other nominee, you are considered the “beneficial stockholder” of the shares of Common Stock being held in “street name.” These proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial stockholder, you have the right to direct your broker, bank or other holder of record on how to vote your shares of Common Stock and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for voting purposes.

As a beneficial stockholder, you cannot vote your shares of Common Stock directly and must instead instruct the brokerage firm, bank, trust or other nominee on how to vote your shares of Common Stock. With specific instructions on how to vote, your brokerage firm, bank, trust or other nominee will be permitted to vote shares of Common Stock on your behalf for any matter, including non-routine matters under SEC Rules. Proposal (1), regarding the election of directors, is considered a non-routine matter. Without instructions on how to vote, your brokerage firm, bank, trust or other nominee will only be permitted to vote shares of Common Stock on your behalf for routine matters under applicable SEC rules. Proposal (2), regarding the ratification of UHY as our independent registered public accounting firm for the year ending December 31, 2019, is considered a routine matter. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares of Common Stock. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy form from the brokerage firm, bank, trust or other nominee and present it to the inspector of election with your ballot. If you hold some shares of Common Stock as a registered stockholder and some shares of Common Stock as a beneficial stockholder, the shares of Common Stock cannot be combined for voting purposes because the shares of Common Stock held beneficially list the brokerage firm, bank, trust or other nominee as the stockholder of record.

8.
What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?
Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on non-routine matters, failure to provide your broker or other nominee with voting instructions on how to vote your shares of Common Stock will result in a broker non-vote for Proposal (1).

9.
What are the proposals that will be voted on at the Annual Meeting?
You are being asked to consider and vote upon proposals to: (1) elect five (5) directors, (2) ratify the selection of UHY as our independent registered public accounting firm for the year ending December 31, 2019, and (3) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

10.
How does Blue Dolphin’s Board recommend that I vote on the proposals?
The Board has determined that each of the proposals presented in the proxy statement are in the best interests of you -- our stockholder -- and unanimously recommends that you vote “FOR” each proposal presented in the proxy statement.

11.
How many votes are required to approve an adjournment or postponement of the Annual Meeting to a later time, if necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposals?
If a quorum is not met, the Board may submit a proposal to adjourn or postpone the Annual Meeting to a later date or dates until a quorum is met. If a quorum is met but there are insufficient votes to adopt the proposals, our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time. Withheld votes, abstentions and broker non-votes will have no effect on this matter.

12.
How are votes counted?
The inspector of election that is appointed for the Annual Meeting will count the votes. Such person will separately count “FOR,” “WITHHELD” and “AGAINST” votes, as well as abstentions and broker non-votes.

13.
What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. Shares of Common Stock held by registered stockholders that submit a properly executed proxy form will be counted as part of the quorum. Shares of Common Stock held by beneficial stockholders that either provide their brokerage firm, bank, trust or other nominee with voting instructions or obtain a legal proxy form for voting in person at the Annual Meeting will be counted as part of the quorum.

14.
Am I entitled to appraisal rights?
Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals presented at the Annual Meeting.

15.
What happens if I sell my shares of Blue Dolphin Common Stock before the Annual Meeting?
The date of record to determine whether stockholders are entitled to vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer or sell your shares of Common Stock after the Record Date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

16.
Who can answer further questions?
For additional questions, please contact Blue Dolphin, Investor Relations at (713) 568-4725. For assistance in submitting proxies or voting shares of Common Stock, registered stockholders should contact Securities Transfer Corporation by phone at (469) 633-0101 or visit their website at http://www.stctransfer.com. Beneficial stockholders should contact their brokerage firm, bank, trust or other nominee for additional information.

Selection of UHY as Independent Registered Public Accounting Firm

17.
How long has UHY been our independent registered public accounting firm?
UHY has been engaged as our independent registered public accounting firm since 2002. Although ratification of UHY as our independent registered public accounting firm by our stockholders is not required by our By-Laws, the Board believes that submitting this matter to a vote reflects good corporate practice.

18.
What happens if UHY’s selection is not ratified?
In the event of a negative vote on such ratification, the Audit Committee of the Board (the “Audit Committee”) will consider whether it is appropriate to select another independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.

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PROPOSALS

(1) ELECTION OF DIRECTORS

Director Nominees

The Board has affirmatively determined that each of Ryan A. Bailey, Amitav Misra, and Christopher T. Morris, each an outside director, is considered an “Independent Director” as such term is defined by OTCQX and SEC rules. Jonathan P. Carroll, our Chief Executive Officer and President, and Herbert N. Whitney, are not considered independent directors. The independent members of the Board have nominated Messrs. Bailey, Misra, Morris, Carroll and Whitney to serve as directors until the next annual meeting of stockholders. Each director that has been nominated (each a “Director Nominee”) shall serve as a director until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until their earlier resignation or removal.

Each Director Nominee has consented to being nominated and has expressed a willingness to serve if elected. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve if elected. However, should any Director Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute Director Nominee designated by the Board.

This table shows, as of the Record Date, each Director Nominee’s name, age, principal occupation and directorships during the past five (5) years, as well as their relevant knowledge and experience that led to their nomination to the Board:

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Jonathan P. Carroll, 58

Blue Dolphin Energy Company
Chairman of the Board (since 2014)
Chief Executive Officer, President,
Assistant Treasurer and Secretary (since 2012)

Lazarus Energy Holdings, LLC (“LEH”)
President (since 2006) and Majority Owner
Together, LEH and Jonathan Carroll own 82.1% of our outstanding Common Stock as of the Record Date.

Mr. Carroll has served on Blue Dolphin’s Board since 2014. He is currently Chairman of the Board. Since 2004, he has served on the Board of Trustees of the Salient Fund Group, and has served on the compliance, audit and nominating committees of several of Salient’s private and public closed-end and mutual funds. Mr. Carroll previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015.

Mr. Carroll earned a Bachelor of Arts degree in Human Biology and a Bachelor of Arts degree in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University. Based on his educational and professional experiences, Mr. Carroll possesses particular knowledge and experience in business management, finance and business development that strengthen the Board’s collective qualifications, skills and experience.

Ryan A. Bailey, 44

Pacenote Capital
Managing Partner (since August 2019) and Co-founder

Children’s Health System of Texas
Head of Investments (2014 to August 2019)

The Meadows Foundation
Investment Officer/Interim Chief Investment Officer (2006 to 2014)

Mr. Bailey was appointed to Blue Dolphin’s Board in November 2015.  He is currently a member of the Audit and Compensation Committees.  He also serves as an advisor and mentor to Texas Wall Street Women, a non-profit member organization; is a member of the advisory board of Solovis, Inc., an investment software company; and serves as a Board member for the Texas Hedge Fund Association.

Mr. Bailey earned a Bachelor of Arts in Economics from Yale University and completed a graduate course in tax planning from the Yale School of Management.  He holds professional credentialing as a Chartered Financial Analyst (CFA), Financial Risk Manager (FRM), Chartered Alternative Investment Analyst (CAIA) and Chartered Market Technician (CMT). Based on his educational and professional experiences, Mr. Bailey possesses particular knowledge and experience in finance, financial analysis and modeling, investment management, risk assessment and strategic planning that strengthen the Board’s collective qualifications, skills and experience.

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Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Amitav Misra, 42

Arundo Analytics, Inc.
General Manager Americas (since 2018)
Vice President of Marketing (since 2017)

Cardinal Advisors
Partner (2014 to 2017) and Founder

Taxa, Inc.
President, Director and Chief Operating Officer (2012 to 2014)

EnerNOC, Inc.
Channel Manager (2011 to 2012)

Mr. Misra has served on Blue Dolphin’s Board since 2014.  He is currently a member of the Audit and Compensation Committees.  Mr. Misra serves as an advisor to several energy, technology and private investment companies.  He is also a director of the Houston Center for Literacy, a non-profit organization.

Mr. Misra earned a Bachelor of Arts in Economics from Stanford University and holds FINRA Series 79 and Series 63 licenses. Mr. Misra possesses particular knowledge and experience in economics, business development, private equity, and strategic planning that strengthen the Board’s collective qualifications, skills and experience.

Christopher T. Morris, 58

Impact Partners LLC
President (since 2017)

Tatum (a Randstad Company)
New York Managing Partner (2013 to 2017)

MPact Partners LLC
President (2011 to 2013)

Mr. Morris has served on Blue Dolphin’s Board since 2012; he is currently Chairman of the Audit and Compensation Committees.

Mr. Morris earned a Bachelor of Arts in Economics from Stanford University and a Masters in Business Administration from the Harvard Business School. Based on his educational and professional experiences, Mr. Morris possesses particular knowledge and experience in business management, finance, strategic planning and business development that strengthen the Board’s collective qualifications, skills and experience.

Herbert N. Whitney, 79

Wildcat Consulting, LLC
President (since 2006) and Founder

Mr. Whitney has served on Blue Dolphin’s Board since 2012. He previously served on the Board of Directors of Blackwater Midstream Corporation, the Advisory Board of Sheetz, Inc., as Chairman of the Board of Directors of Colonial Pipeline Company, and as Chairman of the Executive Committee of the Association of Oil Pipelines.

Mr. Whitney has more than 40 years of experience in pipeline operations, crude oil supply, product supply, distribution and trading, as well as marine operations and logistics having served as the President of CITGO Pipeline Company and in various general manager positions at CITGO Petroleum Corporation. He earned his Bachelor of Science in Civil Engineering from Kansas State University. Based on his educational and professional experiences, he possesses extensive knowledge in the supply and distribution of crude oil and petroleum products, which strengthens the Board’s collective qualifications, skills and expertise.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For additional information related to this matter, refer to the FAQs provided as part of this proxy statement.

For purposes of determining whether to select UHY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2019, the Audit Committee conducted a thorough review of UHY’s performance. The Audit Committee considered:

UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

the firm’s leadership, management structure and client and employee retention;

the firm’s financial strength and performance; and

the appropriateness of fees charged.

UHY has acted as our principal independent registered public accounting firm since 2002. We are asking our stockholders to ratify the selection of UHY as our independent registered public accounting firm for the fiscal year ended December 31, 2019. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Blue Dolphin and our stockholders.

A representative of UHY is expected to be available during the Annual Meeting, with the opportunity to make a statement if he or she decides to do so, and will respond to appropriate questions.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(3) TRANSACTION OF OTHER MATTERS

At the date of this proxy statement, the Board was not aware of any matter to be acted upon at the Annual Meeting other than those matters set forth in Proposal Nos. (1) and (2) as described herein. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

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EXECUTIVE OFFICERS

This table shows, as of the Record Date, the name and age of each executive officer, as well as their principal occupation during the past five (5) years:

Name	Position	Since	Age

Jonathan P. Carroll	Chief Executive Officer, President, Assistant Treasurer, and Secretary (Principal Executive Officer)	2012	58

Jonathan P. Carroll was appointed Chairman of the Board of Blue Dolphin in 2014, and he was appointed Chief Executive Officer, President, Assistant Treasurer and Secretary of Blue Dolphin in 2012. He has also served as President of LEH since 2006 and is its majority owner. Together, LEH and Jonathan Carroll own 82.1% of Blue Dolphin’s Common Stock as of the Record Date.  Before founding LEH, Mr. Carroll was a private investor focused on direct debt and equity investments, primarily in distressed assets.  Since 2004, he has served on the Board of Trustees of Salient Fund Group, and has served on the compliance, audit and nominating committees of several of Salient’s private and public closed-end and mutual funds.  Mr. Carroll previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015. He earned a Bachelor of Arts degree in Human Biology and a Bachelor of Arts degree in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University.

Remainder of Page Intentionally Left Blank

CORPORATE GOVERNANCE AND BOARD MATTERS

Board

The Board consists of Messrs. Carroll, Bailey, Misra, Morris and Whitney, with Mr. Carroll serving as Chairman. During 2018, the Board met four (4) times and acted by written consent once. All directors participated in the meetings and acted by written consent. The Board has two standing committees, the Audit Committee and the Compensation Committee.

Audit Committee

The Audit Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. During 2018, the Audit Committee met four (4) times. The Board has affirmatively determined that all members of the Audit Committee are independent under OTCQX and SEC rules and that each of Messrs. Morris and Bailey qualifies as an Audit Committee Financial Expert. The Audit Committee's duties include overseeing financial reporting and internal control functions. The Audit Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com).

Compensation Committee

The Compensation Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. During 2018, the Compensation Committee did not meet. The Board has affirmatively determined that all members of the Compensation Committee are independent under OTCQX rules. The Compensation Committee’s duties include setting and overseeing our compensation policies, as well as reviewing and recommending to the Board for its approval all compensation for the Chief Executive Officer, other senior executives, and directors. The Compensation Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com).

Nominating Committee

Given the small size of the Board, the Board adopted a “Board Nomination Procedures” policy in lieu of appointing a standing nominating committee. Using the “Board Nomination Procedures” policy, the Audit Committee, which is comprised of independent directors, uses the policy to perform in a similar function as a standing nominating committee. The policy is used by the independent directors when choosing nominees to stand for election. The Board will consider for possible nomination qualified nominees recommended by stockholders in accordance with Blue Dolphin’s Certificate of Incorporation. As addressed in the “Board Nomination Procedures” policy, the manner in which independent directors evaluate nominees for director as recommended by a stockholder is the same as that for nominees received from other sources. (See “Director Nomination and Stockholder Proposals by Stockholders for Annual Meeting of Stockholders” in this proxy statement for more information).

The Board endeavors to nominate qualified directors that will make important contributions to the Board and to Blue Dolphin. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievements, have meaningful experience, and have a general appreciation of the major business issues facing Blue Dolphin. The Board also considers issues of diversity and background in its selection process, recognizing that it is desirable for its membership to have differences in viewpoints, professional experiences, educational backgrounds, skills, race, gender, age and national origin.

Director Attendance at Annual Meeting

Given the small size of the Board, director attendance at our annual meeting of stockholders is encouraged but not required. Mr. Carroll was the only director present at the 2018 annual meeting of stockholders.

Leadership Structure

Blue Dolphin is led by Mr. Carroll, who has served as Chairman of the Board since 2014 and as our Chief Executive Officer and President since 2012. Having a single leader for the Company is commonly utilized by other public companies in the United States, and we believe it is effective for Blue Dolphin as well. This leadership structure demonstrates to our personnel, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations, and eliminates the potential for confusion or duplication of efforts. We do not believe that appointing an independent Board chairman, or a permanent lead director, would improve upon the performance of the Board.

Risk Oversight

Our Board is involved in overseeing Blue Dolphin’s risk management. The two standing Board committees provide appropriate risk oversight. The Audit Committee oversees the accounting and financial reporting processes, as well as compliance, internal control, legal and risk matters. The Compensation Committee oversees compensation policies, including the approval of compensation for directors and management. We believe that the processes established to report and monitor systems for material risks applicable to us are appropriate and effective.

Code of Ethics and Code of Conduct

In compliance with the Sarbanes-Oxley Act of 2002, the Board adopted a code of ethics policy and a code of conduct policy. The Audit Committee established procedures to enable anyone who has a concern about our conduct, policies, accounting, internal control over financial reporting, and/or auditing matters to communicate that concern directly to the Chairman of the Audit Committee. The code of ethics and code of conduct policies are available to any stockholder, without charge, upon written request to Blue Dolphin Energy Company, Attention: Audit Committee Chairman, 801 Travis Street, Suite 2100, Houston, Texas 77002 or such other contact information for the Audit Committee Chairman that we may post on our website from time to time. Our code of ethics and code of conduct policies are also available on our website (http://www.blue-dolphin-energy.com). Any amendments or waivers to provisions of our code of ethics or code of conduct will be disclosed on Form 8-K as filed with the SEC and/or posted on our website.

Communicating with Directors

As the Board does not receive a large volume of correspondence from stockholders, at this time, there is no formal process by which stockholders can communicate with the Board. Instead, any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: Blue Dolphin Energy Company, Attention: Secretary for the Board, 801 Travis Street, Suite 2100, Houston, Texas 77002. Currently, all communications addressed in such manner are sent directly to the indicated directors. In the future, if the Board adopts a formal process for determining how communications are to be relayed to directors, that process will be disclosed on Form 8-K as filed with the SEC and/or posted on our website (http://www.blue-dolphin-energy.com).

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee is comprised solely of independent directors who have the requisite financial experience and expertise and meet the requirements of OTCQX rules and SEC Rule 10A-3. The Audit Committee reviews and reassesses its written charter annually and recommends any changes to the Board for approval. In addition, the Audit Committee periodically reviews relevant requirements of the Sarbanes-Oxley Act of 2002, as well as proposed and adopted rules of the SEC regarding Audit Committee procedures and responsibilities to ensure compliance. The Audit Committee charter is available on our website (http://www.blue-dolphin-energy.com).

The Audit Committee’s primary duties and responsibilities are to:

assess the integrity of our financial reporting process and systems of internal control regarding accounting;

assess the independence and performance of our independent registered public accounting firm; and

provide an avenue of communication between our independent registered public accounting firm, management, and the Board.

For the fiscal year ended December 31, 2018, management represented to the Audit Committee that: (i) our consolidated financial statements were prepared in accordance with accounting principles generally accepted by the United States of America and (ii) our internal control over financial reporting were effective. UHY, our independent registered public accounting firm, performed an audit as of December 31, 2018, that determined that our consolidated financial statements were free of material misstatement. As a smaller reporting company, we are not required to have an audit of our internal control over financial reporting. However, UHY’s audit as of December 31, 2018, included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances. The Audit Committee reviewed and discussed with management and UHY our audited consolidated financial statements and our internal control over financial reporting for the fiscal year ended December 31, 2018.

Pursuant to Public Company Accounting Oversight Board guidance, UHY:

communicates to the Audit Committee its responsibilities in relation to the audit and establishes an understanding of the terms of the audit engagement with the audit committee;

obtains information from the Audit Committee relevant to the audit;

communicates to the Audit Committee an overview of the overall audit strategy and timing of the audit; and

provides the Audit Committee with timely observations arising from the audit that are significant to the financial reporting process.

With regard to determining UHY’s performance and independence for the fiscal year ended December 31, 2018, the Audit Committee reviewed:

Performance

UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

UHY’s leadership, management structure, and client and employee retention;

UHY’s financial strength and performance; and

the appropriateness of fees charged by UHY.

Independence

the relationships between UHY and Blue Dolphin, as well as any relationships between UHY and our management and directors;

whether any relationship with or service provided by UHY: (i) creates a mutual or conflicting interest with us, (ii) places UHY in the position of auditing its own work, (iii) results in UHY acting as management or an employee of us, or (iv) places UHY in a position of being an advocate for us; and

whether UHY provides any prohibited non-audit services to us.

The Audit Committee discussed with UHY its performance and independence for the fiscal year ended December 31, 2018. Based on its findings, the Audit Committee determined that the services provided by UHY are satisfactory and UHY is independent.
The Audit Committee holds a meeting at least quarterly in which management and UHY participate. Following the Audit Committee meeting, independent members of the Board meet separately in an executive session with representatives from UHY. As a result, an avenue of communication between UHY, management, and the Board is accomplished on a regular basis.

This table shows fees paid to UHY for the periods indicated:

	December 31,
	2018	2017

Audit fees	$137,888	$229,568
Audit-related fees	-
Tax fees	-
All other fees	-

	$137,888	$229,568

Audit fees for 2018 and 2017 related to the audit of our consolidated financial statements and the review of our quarterly reports that are filed with the SEC. The Audit Committee must pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm.

Based on discussions with management and UHY, as well as review of UHY’s report to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended December 31, 2018, be included in the Annual Report, as filed with the SEC.
The Audit Committee:
   Christopher T. Morris, Chairman
   Ryan A. Bailey
   Amitav Misra

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Policy and Procedures

LEH operates and manages all of our properties pursuant to an Amended and Restated Operating Agreement (the “Operating Agreement”). Under the Operating Agreement, LEH provides us with personnel, among other services, in capacities equivalent to Chief Executive Officer and Chief Financial Officer. All Blue Dolphin personnel work for and are paid directly by LEH.

Compensation for Named Executives

This table shows compensation paid to our principal executive officer, principal financial officer, and the most highly compensated executive officers other than the principal executive officer and principal financial officer whose annual salary exceeded $100,000 (collectively, the “Named Executive Officers”) pursuant to the Operating Agreement for services rendered to Blue Dolphin for the fiscal year ended December 31, 2018:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Total

Jonathan P. Carroll	2018	$-	$-
Chief Executive Officer and President	2017	$-	$-

Tommy L. Byrd(1)	2018	$100,000	$100,000
Chief Financial Officer	2017	$100,000	$100,000

(1)
Mr. Byrd worked for and was paid directly by LEH. However, a portion of his compensation was billed to Blue Dolphin at cost pursuant to the Operating Agreement. Mr. Byrd resigned effective December 31, 2018.

The Compensation Committee reviews and recommends to the Board for its approval all compensation for the Chief Executive Officer and other senior executives.

Compensation Risk Assessment

LEH’s approach to compensation practices and policies applicable to our non-executive personnel is consistent with the base pay market median for each position. LEH believes its practices and policies in this regard are not reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards

None.

Director Compensation Policy and Procedures

Under the Operating Agreement, LEH provides us with personnel, among other services, in capacities equivalent to Chief Executive Officer and Chief Financial Officer. Mr. Carroll, our Chief Executive Officer and President, does not receive any compensation for his service as a director. The Compensation Committee reviews and recommends to the Board for its approval all compensation for the directors.

Compensation for Non-Employee Directors

The annual retainer payable to non-employee directors serving on the Board is $40,000 per year. Payments are made in Common Stock and cash on a quarterly rotating basis.

Cash Fees. Cash fees reflect the amount of cash compensation earned for Board and committee service. For service on the Board, non-employee directors are entitled to receive cash payments in the amount of $10,000 for services rendered in the second and fourth quarters of each year.

Additional compensation is paid to non-employee directors for serving on the Audit Committee. The chairman of the Audit Committee receives an additional annual retainer of $5,000 in cash in the second and fourth quarters of each year. Members of the Audit Committee receive an additional annual retainer of $2,500 in cash in the second and fourth quarters of each year. Non-employee directors serving on the Compensation Committee do not receive additional compensation. Non-employee directors are reimbursed for reasonable out-of-pocket expenses related to in-person meeting attendance.

Stock Awards. For service on the Board, non-employee directors are entitled to receive Blue Dolphin Common Stock with a fair market value of $10,000 for services rendered in the first and third quarters of each year. The number of shares of Common Stock issued is determined by the closing price of Blue Dolphin’s Common Stock on the last trading day in the respective quarterly period in which services were rendered. The shares of Common Stock are subject to resale restrictions applicable to restricted securities and securities held by affiliates under federal securities laws.

Director fees are recognized quarterly as incurred and are included in accrued expenses and other current liabilities in our consolidated balance sheets. Messrs. Morris, Bailey and Misra have received no payments in cash since 2015 and common stock since October 2018. The below table shows the compensation that each director was entitled to receive for his Board and committee service for the year ended December 31, 2018.

Name	Cash Fees	Stock Awards(1)(2)	Total

Christopher T. Morris	$25,000	$20,000	$45,000
Ryan A. Bailey	22,500	20,000	42,500
Amitav Misra	22,500	20,000	42,500
Herbert N. Whitney	-	-	-

	$70,000	$60,000	$130,000

(1)	At December 31, 2018, Messrs. Morris, Bailey, Misra and Whitney had awards of restricted Common Stock totaling 75,026, 60,676, 66,767 and 9,683 shares, respectively.
(2)
In accordance with SEC rules, the grant date fair value of non-employee director stock awards is calculated by multiplying the number of shares of Common Stock awarded by the closing price of Blue Dolphin’s Common Stock on the grant date, which was $0.60 at March 31, 2018. Based on the calculation, the aggregate grant date fair value of non-employee director stock awards for services rendered for the first quarter of 2018 was $10,000.

Compensation Committee Interlocks and Insider Participation

Only one of our directors, Jonathan P. Carroll, also serves as an executive officer. Mr. Carroll does not serve on any of our standing committees.

None of our executive officers serve on the board of directors of another entity whose executive officers serve on our Board. None of our officers or LEH’s personnel, other than Mr. Carroll, participated in the deliberations of our Board or our Compensation Committee concerning executive officer or director compensation.

Family Relationships between Directors and Executive Officers

As of the Record Date, there were no relationships between any of our directors or executive officers and any other director or executive officer of Blue Dolphin.

COMPENSATION COMMITTEE REPORT

Based on discussions with management and review of the Compensation Discussion and Analysis, the Compensation Committee consisting of Messrs. Morris, Bailey, and Misra, recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report and 2019 proxy statement.

The Compensation Committee:
   Christopher T. Morris, Chairman
   Ryan A. Bailey
   Amitav Misra

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

This table shows information with respect to persons or groups known to us to be the beneficial owners of more than five percent (5%) of our Common Stock as of the Record Date. Unless otherwise indicated, each named party has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Lazarus Energy Holdings, LLC	8,426,456	68.4%
801 Travis Street, Suite 2100
Houston, Texas 77002

(1)
Based upon 12,327,365 shares of Common Stock issued and outstanding and 0 shares of Common Stock issuable upon exercise of stock options, each as of the Record Date.

Security Ownership of Management

This table shows information as of the Record Date with respect to: (i) directors, (ii) executive officers and (iii) directors and executive officers as a group beneficially owning our Common Stock. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Jonathan P. Carroll(2)	10,115,151	82.1%
Common Stock	Christopher T. Morris / Mpact Partners, LLC	75,026	*
Common Stock	Amitav Misra	66,767	*
Common Stock	Ryan A. Bailey	60,676	*
Common Stock	Herbert N. Whitney	9,683	---

Directors/Nominees and Executive Officers as a Group (5 Persons)		10,327,303	83.8%

(1)
Based upon 12,327,365 shares of Common Stock issued and outstanding and 0 shares of Common Stock issuable upon exercise of stock options, each as of the Record Date.
(2)
Includes 8,426,456 shares issued to LEH. Mr. Carroll and his affiliates have an approximate 60% ownership interest in LEH.
*
Less than 1%.

RELATED PARTY TRANSACTIONS

Blue Dolphin and certain of its subsidiaries are party to several agreements with LEH and its affiliates. Management believes that these related-party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions. Related-party transactions consist of the following parties:

LEH. LEH is our controlling shareholder. Jonathan Carroll, Chairman of the Board, Chief Executive Officer, and President of Blue Dolphin, is the majority owner of LEH. Together, LEH and Jonathan Carroll owned 82.1% of our Common Stock at September 30, 2019. Related-party agreements with LEH include: (i) the Operating Agreement with Blue Dolphin and Lazarus Energy, LLC (“LE”), (ii) a Jet Fuel Sales Agreement with LE, (iii) a Loan Agreement with Blue Dolphin Pipe Line Company (“BDPL”), (iv) an Amended and Restated Promissory Note with Blue Dolphin, and (v) an office sublease-agreement with Blue Dolphin Services Co. (“BDSC”).

Ingleside Crude, LLC (“Ingleside”). Ingleside is a related party of LEH and Jonathan Carroll. Blue Dolphin is party to an Amended and Restated Promissory Note with Ingleside.

Lazarus Texas Refinery I, LLC (“LTRI”). LTRI is a related party of LEH and Jonathan Carroll. During the quarter ended September 30, 2019, LE purchased refurbished refinery equipment from LTRI for use at the Nixon Facility.

Lazarus Marine Terminal I, LLC (“LMT”). LMT is a related party of LEH and Jonathan Carroll. LE was party to a Dock Tolling Agreement with LMT that was terminated during the quarter ended September 30, 2019.

Jonathan Carroll. Jonathan Carroll is Chairman of the Board, Chief Executive Officer, and President of Blue Dolphin. Related-party agreements with Jonathan Carroll include: (i) Amended and Restated Guaranty Fee Agreements with LE and Lazarus Refining & Marketing, LLC (“LRM”) and (ii) an Amended and Restated Promissory Note with Blue Dolphin. The guaranty fee agreements and the promissory note relate to LE and LRM loans that are guaranteed by the U.S. Department of Agriculture (the “USDA”).

Currently, we depend on LEH and its affiliates (including Jonathan Carroll and Ingleside) for financing when revenue from operations and borrowings under bank facilities are insufficient to meet our liquidity needs. Such borrowings are reflected in our consolidated balance sheets in accounts payable, related party, and/or long-term debt, related party.

Operations Related Agreements.

Operating Agreement. LEH operates and manages all Blue Dolphin properties pursuant to the Operating Agreement. The Operating Agreement, which was restructured in 2017 following cessation of crude supply and marketing activities under the Crude Supply Agreement and Joint Marketing Agreement with GEL Tex Marketing, LLC (“GEL”), expires: (i) on April 1, 2020, (ii) upon written notice by either party to the Operating Agreement of a material breach by the other party, or (iii) upon 90 days’ notice by the Board if the Board determines that the Operating Agreement is not in our best interest. The Board plans to review the Operating Agreement during the first quarter of 2020 to evaluate renewal.

LEH receives a management fee calculated as 5% of certain of our direct operating expenses. During the fourth quarter of 2018, the management fee was changed to be calculated based on year to date operating expenses incurred, regardless of whether they were paid for by LEH or LE. The management fee was previously reflected within refinery operating expenses in our consolidated statements of operations. The management fee is currently reflected as the ‘LEH operating fee’ in our consolidated statements of operations.

Jet Fuel Sales Agreement. LE sells jet fuel to LEH pursuant to a Jet Fuel Sales Agreement. LEH resells the jet fuel purchased from LE to a government agency. LEH bids for jet fuel contracts are evaluated under preferential pricing terms due to its HUBZone certification. The Jet Fuel Sales Agreement terminates on the earliest to occur of: (a) a one-year term expiring March 31, 2020 plus a 30-day carryover or (b) delivery of a maximum quantity of jet fuel as defined therein. Sales to LEH under the Jet Fuel Sales Agreement are reflected within refinery operations revenue in our consolidated statements of operations.

Dock Tolling Agreement. In May 2016, LE entered a Dock Tolling Agreement with LMT to facilitate loading and unloading of petroleum products by barge at LMT’s dock facility in Ingleside, Texas. The Dock Tolling Agreement had a five-year term. Under the agreement, LE paid LMT a flat reservation fee monthly. The reservation fee included tolling volumes up to 84,000 gallons per day. Excess tolling volumes were subject to an increased per gallon rate. The Dock Tolling Agreement was terminated effective July 1, 2019. Amounts expensed as tolling fees under the Dock Tolling Agreement are reflected in cost of goods sold in our consolidated statements of operations.

Office Sub-Lease Agreement. In January 2018, BDSC entered into an Office Space Agreement with LEH to lease office space at our headquarters building in Houston, Texas. The Office Space Agreement has a term of sixty-eight (68) months expiring on August 31, 2023. Under the Office Space Agreement, LEH’s base rent is approximately $0.02 million per month. The Office Space Agreement includes rent abatement periods.

Refinery Equipment Purchase. In July 2019, LE purchased two (2) refurbished heat exchangers from LTRI. The total purchase price was $160,000. The cost is reflected in accounts payable, related party in our consolidated balance sheets.

Financial Agreements. We currently rely on LEH and its affiliates (including Jonathan Carroll) to fund our working capital requirements. LEH and its affiliates (Ingleside and Jonathan Carroll) have provided working capital to Blue Dolphin in the form of a term loan and non-cash advances (such as conversion of accounts payable to debt under promissory notes). There can be no assurance that LEH and its affiliates will continue to fund our working capital requirements. Outstanding principal and accrued interest owed under these financial agreements are reflected in long-term debt, related party, current portion in our consolidated balance sheets.

BDPL Loan Agreement (In Default). BDPL has a 2016 loan agreement and related security agreement with LEH as lender (the “BDPL Loan Agreement”). The BDPL Loan Agreement is currently in default due to non-payment. Key terms of the BDPL Loan Agreement are as follow:

Principal Amount:	$4.0 million
Maturity Date:	August 2018
Principal and Interest Payment:	$500,000 annually
Interest Rate:	16.00%

The proceeds of the BDPL Loan Agreement were used for working capital. There are no financial maintenance covenants associated with the BDPL Loan Agreement. The BDPL Loan Agreement is secured by certain property owned by BDPL. Outstanding principal owed to LEH under the BDPL Loan Agreement is reflected in long-term debt, related party, current portion in our consolidated balance sheets. Accrued interest under the BDPL Loan Agreement is reflected in accrued interest payable, related party, current portion in our consolidated balance sheets. To date, there have been no payments under the BDPL Loan Agreement.

Promissory Notes (In Default). Working capital provided to Blue Dolphin in the form of non-cash advances whereby accounts payable, related party was converted to debt under promissory notes are reflected below. The promissory notes matured in January 2019. Interest, which is compounded annually, is still accruing at a rate of 8.00% and is reported as part of the outstanding balance. Promissory notes to LEH, Ingleside and Jonathan Carroll, which are reflected within long-term debt, related party, are currently in default.

●
June LEH Note. The June LEH Note reflects amounts owed to LEH at September 30, 2019 under the Amended and Restated Operating Agreement.

●
March Ingleside Note. The March Ingleside Note reflects amounts owed to Ingleside at September 30, 2019 under the Amended and Restated Tank Lease Agreement.

●
March Carroll Note. The March Carroll Note reflects amounts owed to Jonathan Carroll at September 30, 2019 under the guaranty fee agreements. See “Amended and Restated Guaranty Fee Agreements” below for additional information.

Amended and Restated Guaranty Fee Agreements. Jonathan Carroll was required to provide a guarantee for repayment of funds borrowed and interest accrued under certain LE and LRM USDA-guaranteed loans. For his personal guarantee, LE and LRM each entered a Guaranty Fee Agreement with Jonathan Carroll whereby he earns a fee equal to 2.00% per annum of the outstanding principal balance owed under the loan agreements. Effective in April 2017, the Guaranty Fee Agreements were amended and restated (the “Amended and Restated Guaranty Fee Agreements”) to reflect payment 50% in cash and 50% in Blue Dolphin Common Stock. Amounts owed to Jonathan Carroll under Amended and Restated Guaranty Fee Agreements are reflected within long-term debt, related party, current portion in our consolidated balance sheets. Guaranty fees are recognized monthly as incurred and are included in interest and other expense in our consolidated statements of operations.

As previously disclosed, LE, Nixon Product Storage, LLC, and Blue Dolphin, together with LEH, Carroll & Company Financial Holdings, L.P. and Jonathan Carroll (collectively referred to herein as the “Lazarus Parties”) were prohibited by GEL from making payments to Jonathan Carroll under the Amended and Restated Guaranty Fee Agreements. Now that the settlement between GEL and the Lazarus Parties is final and effective, management has resumed payments of the common stock component to Mr. Carroll under the agreements. On November 14, 2019, Mr. Carroll received 1,351,851 shares of Common Stock, which represents payment of the common stock component of the guaranty fees for the period May 2017 through October 2019. Mr. Carroll will receive payment of the common stock component of the guaranty fees on a quarterly basis going forward. Currently, management does not intend on paying Mr. Carroll the cash portion due to Blue Dolphin’s working capital deficits. The cash portion of guaranty fees owed to Mr. Carroll will continue to be accrued and added to the principal balance of the March Carroll Note.

Financial Statements Impact.

Consolidated Balance Sheets. Accounts payable, related party to LMT associated with the Dock Tolling Agreement totaled $1.8 million and $1.5 million at September 30, 2019 and December 31, 2018, respectively. Accounts payable, related party to LTRI related to the purchase of refinery equipment totaled $0.2 million and $0 at September 30, 2019 and December 31, 2018, respectively.

Long-term debt, related party, current portion and accrued interest payable, related party, as of the dates indicated was as follows:

	September 30,	December 31,
	2019	2018
	(in thousands)
LEH
June LEH Note (in default)	$868	$611
BDPL Loan Agreement (in default)	6,014	5,534
LEH total	6,882	6,145
Ingleside
March Ingleside Note (in default)	1,345	1,283
Jonathan Carroll
March Carroll Note (in default)	1,705	1,147

	9,932	8,575

Less: Long-term debt, related party, current portion, in default	(7,918)	(7,041)
Less: Accrued interest payable, related party (in default)	(2,014)	(1,534)

	$-	$-

Consolidated Statements of Operations. Revenue from related parties was as follows:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	(in thousands, except percent amounts)

Refinery operations
LEH	$25,034	31.8%	$27,299	28.7%	$70,016	31.0%	$73,415	28.6%
Other customers	52,503	66.8%	67,169	70.4%	152,636	67.6%	180,830	70.4%
Tolling and terminaling
Other customers	1,096	1.4%	1,075	0.9%	3,253	1.4%	2,659	1.0%

	$78,633	100.0%	$95,543	100.0%	$225,905	100.0%	$256,904	100.0%

Fees associated with the Dock Tolling Agreement with LMT totaled $0.05 million for the three months ended September 30, 2019 compared to $0.2 million for the three months ended September 30, 2018. Fees associated with the Dock Tolling Agreement with LMT totaled $0.4 million and $0.6 million for the nine-month periods ended September 30, 2019 and 2018, respectively.

Lease payments received under the office sub-lease agreement with LEH totaled $0.01 million for the three months ended September 30, 2019 and 2018. Lease payments received under the office sub-lease agreement with LEH totaled $0.03 million for the nine months ended September 30, 2019 and 2018.

The LEH operating fee totaled approximately $0.1 million in the three months ended September 30, 2019 compared to $0.2 million for the three months ended September 30, 2018. For both nine-month periods ended September 30, 2019 and 2018, the LEH operating fee totaled approximately $0.5 million.

Interest expense associated with the BDPL Loan Agreement, Amended and Restated Guaranty Fee Agreements, and related-party promissory notes (the June LEH Note, the March Ingleside Note, and the March Carroll Note) for the periods indicated was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)

Jonathan Carroll
Guaranty Fee Agreements
First Term Loan Due 2034	$110	$114	$333	$344
Second Term Loan Due 2034	46	47	138	141
March Carroll Note (in default)	33	19	86	34
LEH
BDPL Loan Agreement (in default)
June LEH Note (in default)	17	6	40	7
Ingleside
March Ingleside Note (in default)	12	25	63	96

	$378	$371	$1,140	$1,104

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders who own more than ten percent (10%) of the Common Stock, to file reports of stock ownership and changes in ownership with the SEC and to furnish us with copies of all such reports as filed. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we are unaware of any late filings made during 2018.

Remainder of Page Intentionally Left Blank

DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS BY STOCKHOLDERS FOR ANNUAL MEETING OF STOCKHOLDERS

Director Nominations and Proposals Process

We have tentatively set the 2020 Annual Meeting of Stockholders for December 16, 2020. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.
Director Nominations Deadline

Our Amended and Restated Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of Blue Dolphin at least ninety (90) calendar days before the anniversary date of the previous year’s annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board. In order to avoid controversy as to the date on which a director nomination is received, stockholders of record must make submissions to us at our principal executive office by certified mail, return receipt requested. Blue Dolphin’s mailing address is located at our principal office: 801 Travis Street, Suite 2100, Houston, Texas 77002. (See “Corporate Governance and Board Matters – Nominating Committee” in this proxy statement for more information.)

We did not receive any director nominee submissions by September 18, 2019, the deadline for the 2019 Annual Meeting.

Stockholder Proposals Deadline

Pursuant to SEC requirements, stockholders of record must submit stockholder proposals for inclusion in the printed proxy materials to us at least one hundred and twenty (120) calendar days before the date we released the previous year’s proxy statement for our annual meeting of stockholders. However, if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then stockholders must submit their proposals a reasonable time before Blue Dolphin begins to print and send its proxy materials. We did not receive any stockholder proposal submissions.

As noted above we expect our 2020 annual meeting to be held on December 16, 2020, and we therefore will print and send proxy materials on or around November 16, 2020. Accordingly, stockholder proposals must be submitted a reasonable time before November 16, 2020. In order to avoid controversy as to the date on which a stockholder proposal is received, stockholders of record must make submissions to us at our principal executive office by certified mail, return receipt requested.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file financial and other information with the SEC as required, including but not limited to, proxy statements on Schedule 14A, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors may obtain any document that we file with the SEC through the SEC’s conventional and electronic reading rooms. These reading rooms are managed by the SEC’s Office of Freedom of Information and Privacy Act Operations.

Office of Freedom of Information and Privacy Act Operations	Conventional Reading Rooms	Electronic Reading Rooms
100 F Street, N.E. Mail Stop 2736 Washington, D.C. 20549 (202) 551-8300	Headquarters Office 100 F Street, N.E. Room 1580 Washington, D.C. 20549 (202) 551-8090

Public Company Information / SEC Comment and Response Letters
https://www.sec.gov/edgar/searchedgar/companysearch.html

SEC Opinion, Policy Statements, and Staff Manuals
https://www.sec.gov/foia/efoiapg.htm

We also make our SEC filings available on our website (http://www.blue-dolphin-energy.com).

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this proxy statement and the accompanying notice and letter to stockholders are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1935. Forward-looking statements represent management’s beliefs and assumptions based on currently available information. Forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, commitments and contingencies, and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results, or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or materially affect our financial condition, results of operations, and cash flows. Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Brokers, banks or other nominees may deliver only one (1) copy of this proxy statement to multiple beneficial stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the beneficial stockholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Beneficial stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports that wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all beneficial stockholders at the shared address in the future.

Registered and beneficial stockholders who wish to receive a separate copy of this proxy statement, now or in the future, should submit their request to Blue Dolphin, Investor Relations at (713) 568-4725, or submit a written request to Blue Dolphin Energy Company, Attention: Investor Relations, 801 Travis Street, Suite 2100, Houston, Texas 77002.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board

Houston, Texas
December 3, 2019

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BLUE DOLPHIN ENERGY COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 20, 2019 AT 10:00 AM CT
CONTROL ID:
REQUEST ID:

This Proxy is Solicited on Behalf of the Board of Directors Blue Dolphin Energy Company.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS WHEN APPLICABLE.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE.  THE SIGNER ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT, REVOKES ALL PREVIOUS PROXIES AND APPOINTS JONATHAN P. CARROLL AS PROXY WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND AUTHORIZES HIM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE, ALL OF THE SHARES OF COMMON STOCK OF BLUE DOLPHIN ENERGY COMPANY HELD OF RECORD BY THE SIGNER AT THE CLOSE OF BUSINESS ON NOVEMBER 29, 2019, AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENTTHEREOF.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
	INTERNET:	https://www.iproxydirect.com/BDCO
	PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF BLUE DOLPHIN ENERGY COMPANY PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:	◻	◻
◻
	Jonathan P. Carroll			◻	CONTROL ID:
	Ryan A. Bailey			◻	REQUEST ID:
	Amitav Misra			◻
	Christopher T. Morris			◻
	Herbert N. Whitney			◻
◻
Proposal 2		FOR	AGAINST	ABSTAIN
	Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	◻	◻	◻

Proposal 3		FOR	AGAINST	ABSTAIN
	Transact any other business that may properly come before the Annual Meeting.	◻	◻	◻

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ◻
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES AND “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
MARK HERE FOR ADDRESS CHANGE   ◻ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2012

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)